Exhibit 2

                                 EXECUTION COPY


                          SECURITIES PURCHASE AGREEMENT


          THIS AGREEMENT, dated as of June 18, 2002, is by and between BIO-PLEXUS, INC., a Delaware corporation (the "Company"), ComVest Venture Partners, L.P., a Delaware limited partnership, in its capacity as administrative agent to the Investors ("ComVest"), and the individuals and/or entities that are signatories to this Agreement (together, the "Investors" and individually, an "Investor").

          WHEREAS, the Company desires to offer and sell (the "Offering") in a private placement transaction (the "Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), twenty-five (25) Units (the "Initial Units") (subject to an increase of another ten (10) Units to cover over-allotments), each Unit (together, the "Units" and individually, a "Unit") consisting of a (i) $100,000 Senior Subordinated 7% Non-Convertible Promissory Note (together, the "Notes" and individually, a "Note"), to be in the form of Exhibit A annexed hereto and made a part hereof, and (ii) warrants to purchase fifty-thousand (50,000) shares of common stock, par value $.001 per share (the "Common Stock"), of the Company (together, the "Warrants" and individually, a "Warrant"), to be in the form of Exhibit B annexed hereto and made a part hereof;

          WHEREAS, the aggregate purchase price (the "Aggregate Purchase Price") of the Units shall be Two Million Five Hundred Thousand Dollars ($2,500,000) (subject to an increase of an additional One Million Dollars ($1,000,000) to cover over-allotments);

          WHEREAS, repayment of the Notes will be secured by a first perfected priority interest (the "Security Interest") in certain collateral of the Company, pursuant to the terms and conditions of a Security Agreement (the "Security Agreement"), dated as of even date herewith, by and among the Company, each of the Investors, and ComVest venture Partners, L.P., a Delaware limited partnership ("ComVest"), as administrative agent for the Investors;

          WHEREAS, the Investors desire to appoint ComVest as administrative agent for the Investors, to act on their behalf for purposes of administering the Security Interest and with respect to all other matters expressly set forth below or in the Security Agreement;

          WHEREAS, each of the Investors has been placed by Commonwealth Associates, L.P. ("Commonwealth"), pursuant to the terms and conditions of a Placement Agent Agreement, dated as of even date herewith, by and between the Company and Commonwealth (the "Placement Agent Agreement"), pursuant to which Commonwealth is entitled to receive warrants (the "Agent Warrants") to purchase the number of shares of Common Stock equal to ten percent (10%) of the Common Stock or securities convertible into Common Stock sold by the Company, during the term of the Placement Agent Agreement or for a period of one (1)-year thereafter, to a third party (the "Introduced Party") that was introduced by Commonwealth to the Company prior to the Initial Closing Date or rightful termination of the Offering;

          WHEREAS, the Company entered into an Advisory Agreement, dated June 2002, with Commonwealth, pursuant to which Commonwealth agreed to act as a financial advisor to the Company in exchange for a warrant to purchase one million (1,000,000) shares of Common Stock (the "Advisory Warrant");

          WHEREAS, the Investors severally (and not jointly and severally) agree, upon the terms and subject to the conditions hereinafter set forth, to purchase the number of Units set forth opposite the name of each Investor on Schedule A annexed hereto and made a part hereof.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Purchase and Sale of Units.

          1.1 Description of Purchase. Subject to, and upon the terms and conditions of this Agreement and the acceptance of the Company, the Investors herewith severally (and not jointly and severally) subscribe for and shall purchase the number of Units set forth opposite the name of each of the Investors on Schedule A annexed hereto and made a part hereof (the "Purchase Amount"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are hereinafter referred to as the "Investor Securities."

          1.2 Description of Notes. The Notes issued to each of the Investors, together with all of the Notes sold in the Offering:

               (a) shall bear interest at the rate of seven percent (7%) per annum, which interest shall accrue through the earlier of the Maturity Date (as defined below) or the date on which the Note is converted;

               (b) shall be payable, as to principal, together with all interest accrued thereon, on a date which shall be the earlier of (i) thirty (30) months following the Initial Closing Date (as defined below); or (ii) the date on which the Company consummates a merger, combination or sale of all or substantially all of the assets of the Company; or (iii) upon the acquisition of more than fifty percent (50%) of the voting power or interest of the Company by the purchase by a single entity or person or Section 13D Group (the "Maturity Date"), unless previously converted in accordance with the terms of the Notes. For the purposes of this Section 1.2(b), "Section 13D Group" shall mean any group existing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (c) (i) except for up to One Million Dollars ($1,000,000) in aggregate principal amount of additional notes sold by the Company on or after the date hereof (together, the "Additional Notes" and individually, an "Additional Note"), which shall rank equally with the Notes, each of the Notes shall be senior to all other indebtedness for money borrowed of the Company, and, together with such Additional Notes, shall be secured by a first perfected priority lien and security interest in all of the assets and properties of the Company, including, without limitation, all letters patents, patent applications, trademarks, tradenames, copyrights, trade secrets and other intellectual property owned or leased by the Company or any of its affiliates, together with all proceeds and products thereof (the "Collateral"), pursuant to


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


a Security Agreement by and among the Company, as debtor, and the Investors, as secured parties, in the form of Exhibit C annexed hereto and made a part hereof (the "Security Agreement"); provided, however, that each Investor hereby expressly acknowledges that the Company owns real estate located in Vernon, Connecticut (the "Mortgagee Collateral"), which is subject to a mortgage (the "Mortgage"), which is secured by a first perfected priority lien and security interest in favor of the Mortgagee, and that, with respect to the Mortgage, the Notes and the Additional Notes shall be secured by a second perfected lien and security interest in the Mortgagee Collateral, pursuant to the terms and conditions of a Mortgage and Security Agreement by and between the Company and each of the Investors, in the form of Exhibit D annexed hereto and made a part hereof (the "Mortgage Agreement").

                    (ii) Notwithstanding the foregoing, each Investor hereby expressly permits the Company to establish a revolving credit facility (the "Credit Facility") with an institutional lender (th3e "Lender") for a maximum of Two Million Dollars ($2,000,000), and acknowledges that in the event the Company establishes such a Credit Facility, repayment of the Credit Facility will be secured by a first perfected priority lien and security interest in favor of the Lender in (i) all existing and future accounts receivable of the Company and its direct and indirect subsidiaries (whether existing at the time of closing with the Lender or thereafter organized or acquired by the Company), and (ii) all inventory and proceeds of such accounts receivable (the "Lender Collateral"), as set out in more detail in the Security Agreement. The Investors hereby expressly acknowledge that, solely in the event of the foregoing, the Investors' first priority perfected lien and security interest in the Lender Collateral shall become subordinate only to the Lender's first priority perfected lien and security interest in the Lender's Collateral, so that repayment of the Notes and the Additional Notes shall be secured by a second perfected lien and security interest only with respect to the Lender Collateral;

               (d) shall not be convertible into shares of Common Stock except in the manner described in Section 1.3 below;

               (e) shall be subject to prepayment by the Company, in whole or in part, at any time prior to the Maturity Date, and must be repaid from the proceeds of any issuance of securities by the Company (other than issuances of Common Stock upon the exercise of stock options), in each case upon fifteen (15) days prior written notice to the holders of the Notes, subject at all times to such holders' right to convert the Notes as provided therein at any time prior to the date fixed for prepayment. In the event of prepayment of a Note or Notes, the Company shall incur and be responsible to pay to the holder or holders of the Note(s), as the case may be, a prepayment penalty, calculated as follows:


               Repayment Date                                  Price
               --------------                                  -----
               (following issuance of the Notes)


               June 18, 2002 through December 18, 200          100% of the principal amount of the Note(s)

               December 19, 2002 through June 18, 2003         105% of the principal amount of the Note(s)

               June 19, 2003 through December 18, 2003         110% of the principal amount of the Note(s)

               December 19, 2003 through December 18, 2004     115% of the principal amount of the Note(s); and



               (f) shall be on terms no less favorable to the holders of the Additional Notes.

          1.3 Conversion Rights.

               (a) Optional Conversion. The Notes shall provide that, at the option of the holder or holders of the Notes, as the case may be, the Notes shall be convertible into shares of Common Stock in the event the Company (i) fails to pay such Note or Notes when due, whether on the Maturity Date or upon an event of default under the Note or Notes, or (ii) fails to meet the Performance Milestones (as defined below). In such event, each holder shall have the right to convert his Note into shares of Common Stock at a conversion price (the "Optional Conversion Price") equal to a fifteen percent (15%) discount to the average closing bid price for the five (5) trading days immediately following the later of (i) the date of such event of default or failure to meet the Performance Milestones (as defined below), and (ii) the date of the issue of any press release relating to the event of default, subject to customary anti-dilution and other adjustments, as set forth in the Notes. For the purposes hereof, "Performance Milestones" shall mean the milestones set forth in the following table:

               December 31, 2002            December 31, 2003
               -----------------            -----------------

               Revenues $8,500,000          $18,500,000

               EBITDA   ($2,300,000)        $2,400,000

               (b) Automatic Conversion. The Notes shall provide that the Company shall have the right automatically to convert the Notes into shares of Common Stock at a conversion price equal to the lower of (i) One Dollar ($1.00) per share or (ii) the average closing price for the five (5) trading days immediately prior to the initial closing (the "Automatic Conversion Price"), provided as follows: (i) that the average closing bid price for the Common Stock has equaled or exceeded three (3) times the Automatic Conversion Price for a period of twenty (20) consecutive trading days, and (ii) that the Conversion Shares are trading on a national securities exchange or the NASDAQ SmallCap or National Market System, and all such securities are fully registered for resale or fully tradeable under Rule 144 and not subject to any lock-up provisions, and
(iii) that the aggregate amount of the Notes that may be converted in any thirty
(30)-day period shall be limited to the number of Conversion Shares as shall equal ten (10) times the average daily trading volume during the thirty (30)-day period immediately prior to any notice of conversion as set forth in the Notes.

               1.4 Description of Warrants. The Warrants shall:

                    (a) entitle each Investor to purchase fifty thousand (50,000) shares of Common Stock per Unit purchased by such Investor, at a per share exercise price (the "Exercise Price") equal to One Dollar ($1.00);

                    (b) be exercisable for a term of thirty (30) months from the Initial Closing Date;

                    (c) be subject to the Company's right to redeem fifty percent (50%) of any Warrant (i.e., twenty-five thousand (25,000) Warrant Shares per Unit) at a price of One Cent ($.01) per Warrant Share, which right shall be triggered in the event the Notes are repaid in full within six (6) months of the Initial Closing Date. The Exercise Price shall be subject to customary anti-dilution and other adjustments, as set forth in the Warrants.

               SECTION 2. Closing Date, Use of Proceeds, Disbursement of Proceeds and Designation of Administrative Agent.

                    (a) Closing Date. The closing of the sale of the Units to the Investors shall take place on or before 5:00 p.m. (New York City time) on July 1, 2002 (such date to be called the "Initial Closing Date"), at the offices of Greenberg Traurig LLP, 200 Park Avenue, New York, New York 10166 (the "Initial Closing"). After the Initial Closing, the Company may continue to offer and sell Units to other purchasers, up to a maximum of One Million Dollars ($1,000,000) of Notes until 5:00 p.m. (New York City time) on July 31, 2002, when this Offering of all Units shall terminate (the "Outside Closing").

                    (b) The first net proceeds to the Company from the sale of the Units shall be utilized by the Company to pay to Commonwealth a cash fee equal to eight percent (8%) of the gross proceeds of the Private Placement. In addition, the Company shall reimburse Commonwealth for its actual out-of-pocket expenses incurred in connection with the Private Placement, including, without limitation, the reasonable fees and disbursements of Commonwealth's counsel and due diligence expenses.

                    (c) The Investors hereby expressly agree that ComVest shall be authorized to execute a disbursement letter (the "Disbursement Letter") on behalf of the Investors, authorizing the disbursement of the proceeds of the Offering pursuant to the instructions contained in the Disbursement Letter, which shall also be executed by the Company.

                    (d) The Investors hereby expressly agree that ComVest shall be deemed the Administrative Agent (the "Administrative Agent") to act on behalf of the Investors for purposes of administering the Security Interest and with respect to all matters expressly set forth herein and/or in the Security Agreement, including, without limitation, the execution of the Security Agreement on behalf of each of the Investors, in its capacity as Administrative Agent.

               SECTION 3. Company Information.

                    3.1 Company Information. Information about the Company's capitalization, management team, and business operations is available in its recent filings with the Securities and Exchange Committee, including its Form 10-K for the period ending December 31, 2001 and its Form 10-Q for the fiscal quarter ending March 31, 2002.

                    3.2 Risk Factors. These risk factors should be carefully reviewed by the Investors prior to making an investment decision as to the Units. The Units, and the Conversion Shares and Warrant Shares underlying the Units, being offered by the Company on the terms and conditions set forth herein, involve a high degree of risk and represent a highly speculative investment.

                    The Company needs to obtain additional financing. The Company is in the process of attempting to raise additional capital to fund operations. It recently substa3ntially reduced its monthly net usage of cash through a combination of reduction of expenses in the latter half of 2001 and an increase in both product and sales royalty revenues. The Company believes that it has sufficient funds to support operations into the third quarter of 2002. If the Company is unable to raise additional funds as required, it may to reduce the scope of, or cease, its operations.

                    The Company has experienced a history of losses and any future profitability is uncertain. The Company was incorporated in 1987 and it has not yet made a profit. It cannot guarantee that it will ever be profitable. Furthermore, the Company may incur additional losses. As of March 31, 2002, the Company had an accumulated deficit of approximately $89,619,000 and the Company cannot assure investors that it will ever achieve profitability of positive operating cash flow. The relatively limited history of operations, the nature of the Company's business and the Company's limited marketing and manufacturing experience make the prediction of future operating results difficult and highly unreliable. The Company's future prospects, therefore, must be evaluated in light of the substantial risks, expenses, delays and difficulties normally encountered by companies in the medical device industry, which is characterized by an increasing number of participants and intense competition. The Company cannot assure the Investors that it will be able to market its products at prices and in quantities that will generate a profit. In addition, the Company cannot assure the Investors that it can avoid delays and expenses in developing new products, problems with production and marketing or other unexpected difficulties.

                    The Company received a "Going Concern" opinion from its accountants at the end of 2001. the Company requires additional capital to fund its operations during the latter part of 2002. Due to recurring losses from operations, and the uncertainty surrounding the Company's ability to attract additional financing to support current and anticipated levels of operations, the Company's independent public accountant's audit option, dated February 1, 2002, states that these matters raise doubt about the Company's ability to continue as a going concern.

                    The Company's success depends on greater commercial acceptance, which the Company cannot predict. The Company's future depends on the success of its current safety medical products, which depends primarily on healthcare professionals accepting the Company's products as reliable, accurate and cost-effective replacements for traditional medical products. The Company cannot predict the extent that the market will continue to accept its safety blood collection needles and related accessory products that are marketed under the Company's Puncture-Guard(R) and Drop-It(R) trademarks. Although the Company continues to focus on developing additional safety medical products featuring its patented internal blunting technology to respond to the needs of healthcare professionals, the

                    Company cannot guarantee that it will be able to develop additional safety medical products or in a way that is cost-effective.

                    The Company's manufacturing is subject to certain risks. The Company may face unexpected technical problems in trying to transfer product ideas from the development stage to the manufacturing stage. These technical problems could delay the Company's plans for new product releases. In addition, the Company's manufacturing processes involve proprietary molds, machinery and systems to manufacture its safety needles and related accessory products, which the Company's manufacturing personnel must continuously monitor and update, especially as the Company develops more products. Although the Company has extensive experience in manufacturing its first product line, it may have limited experience in producing subsequent product lines. Manufacturing companies sometimes have problems in ramping up production levels for new products, such as quality control, compliance with FDA Regulations, and production yields. Problems in scaling up production of the Company's Winged Set product line could have a material adverse effect on the Company. In addition, if the Company cannot increase production rates, a backlog could develop, which could cause the Company to lose new customers. In order to be profitable, the Company must manufacture greater quantities of products than it has to date, and it must do this more efficiently than it has to date.

                    Reliance on certain suppliers. Only a few third-party vendors make some of the Company's components. The Company may not be able to meet the demand for its products if one or more of these vendors cannot supply the Company with the needed components. The Company purchases other important components from single suppliers, so that problems with such suppliers could seriously impact the Company's production schedules. Shortages could also occur from some suppliers, which could create delays in product shipments and have a material impact on operations. The Company owns the molds that are used by its suppliers to manufacture the Company's components.

                    Reliance on single manufacturing facility. The Company's Vernon, Connecticut facility is its only manufacturing facility. If this facility becomes damaged or closed due to fire or other causes, it would present serious consequences adversely impacting the Company's operations.

                    The Company may not be successful in defending its proprietary rights.The Company's commercial success depends partly on its trade secrets, know-how, trademarks, patents and other proprietary rights. The Company has obtained patent protection for its proprietary technology in the United States and internationally, but it cannot assure the Investors that third parties will not challenge its patents or that they will not be invalidated or designed around, or that they will provide a commercially significant level of protection. Furthermore, once issued, a patent is not always valid or enforceable, and a patent holder may still infringe the patent rights of others. If the Company's key patents are invalidated or expire, this could lead to increased competition and would adversely affect the Company's operations. Litigation may be necessary to enforce the Company's patents, trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. It would be a substantial expense to the Company and a diversion of the time and efforts of the Company's personnel to defend and prosecute intellectual property suits and related legal and administrative proceedings. Furthermore, the Company cannot assure the Investors that it will be able to maintain the confidentiality of its trade secrets or know-how, or that others may not develop or acquire trade secrets or know-how that are similar to the Company's.

                    The Company competes against larger entities that sell safety medical products. The Company's success depends on its ability to establish and maintain a competitive position in the safety medical products market, particularly with respect to its Puncture-Guard safety needles and related products. The Company expects that manufacturers of conventional medical products will compete intensely to maintain their markets and revenues. Some of these manufacturers currently offer products that may be perceived as less expensive to operate, and which include a broader range of applications than the products the Company offers and expects to offer in the future. The Company cannot assure the Investors that competitive pressures will not result in price reductions of its products, which could adversely affect the Company's profitability. In addition, healthcare professionals may choose to maintain their current method of blood collection, which may not rely on self-blunting needle technology. The Company also faces competition from manufacturers of alternative safety medical products intended for similar use. Many of the Company's competitors have substantially greater capital resources and research and development staffs and facilities than the Company's. The Company's products may become obsolete or non-competitive if rapid technological changes or developments occur. The Company may need to make substantial investments in and commit significant resources to product improvements and developments in order to stay competitive and successfully introduce new products. The Company cannot assure the Investors that it will have the resources necessary to make such investments. If the Company does have the required resources, it cannot assure the Investors that it will be able to respond adequately to technological or market changes.

                    The Company depends on key members of its staff and must retain and recruit qualified individuals if it is to become competitive. The Company's success depends on its ability to retain certain scientific, technical, regulatory and managerial personnel. If the Company loses key personnel, it could have a materially adverse effect on its business. Competition for qualified personnel is intense and the Company cannot assure the Investors that it will be successful in recruiting or retaining such personnel in the future.

                    The Company's products are regulated by the United States Food and Drug Administration (FDA). The FDA regulates the Company's products in the United States as medical devices.

                    The process of obtaining United States regulatory approval and clearances may be lengthy, expensive and uncertain. Commercial distribution of the Company's products in foreign countries may be subject to varying governmental regulation that may delay or restrict the marketing of the Company's products in those countries. In addition, other regulatory authorities may impose limitations on the use of the Company's products. FDA enforcement policy strictly prohibits the marketing of FDA-cleared or approved medical devices for unapproved uses. The Company's manufacturing operations are subject to compliance with Good Manufacturing Practices regulations of the FDA and similar foreign regulations. These regulations include controls over design, testing, production, labeling, documentation and storage of medical devices. Enforcement of these regulations has increased significantly in the last several years and the FDA has stated publicly that compliance will be more strictly monitored in the future. The Company's facilities and manufacturing processes, as well as those of current and future third party suppliers, will be subject to periodic inspections by the FDA and other regulatory authorities. Failure to comply with these and other regulatory requirements could result in, among other measures, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant clearance or approval for devices, withdrawal of clearances or approvals, or criminal prosecution, which would have an adverse effect on the Company's business.

                    Significant stockholders exercise influence over the Company. A group of stockholders own approximately 69% of the Common Stock, as set forth in the Company's Schedule 13D, dated June 4, 2002. As a result, this group can control the outcome of stockholder votes. Examples of stockholder votes include those for election of directors, changes in the Company's Certificate of Incorporation or By-Laws, and approving certain mergers or other similar transactions.

                    The Company's stock price is volatile and investing in the Units involves a high degree of risk. The market price of the Common Stock has fluctuated significantly and as a result, it can be "volatile." Future announcements concerning the Company's competitors, including operating results, technological innovations or new commercial products, government regulations, developments concerning proprietary rights, or litigation could have a material adverse effect on the market price of the Common Stock. Furthermore, the stock market has, from time to time, experienced extreme price and volume fluctuations, which may adversely affect the market price of the Company's common stock. Some of these fluctuation have particularly affected companies in the medical device industry and they have often been unrelated to the operating performance of such companies. In addition, general economic, political and market conditions may also adversely affect the market price of the Common Stock. The Company cannot assure the Investors that the trading price of the Common Stock will remain at or near its current level.

                    The Common Stock has been delisted by the NASDAQ SmallCap Stock Market. The Common Stock was delisted from the Nasdaq SmallCap Stock Market on March 6, 2001. The delisting was a result of the Company's failure to meet Nasdaq's requirements for continued listing. The Company did not appeal the delisting and is not currently eligible for listing on The New York Stock Exchange or the American Stock Exchange. The Common Stock began trading on the NASD's OTC Bulletin Board under the symbol "BPXS" on July 27, 2001.

               SECTION 4. Representations and Warranties of the Company to the Investors. The Company hereby represents and warranties as follows:

                    (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and lease its property, to carry on its business as presently conducted and as proposed to be conducted, and to carry out the transactions contemplated by this Agreement. The Company has furnished to counsel to the Investors true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and currently in effect.

                    (b) Reservation of Securities. The securities underlying the Units, when issued and delivered against payment therefor in accordance with the provisions of the Notes and Warrants, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens or other encumbrances with respect to the issuance thereof.

                    (c) Authority for Agreement. The execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and the Notes and Warrants when executed, will have been, duly executed and delivered by the Company, and constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, and the Notes and Warrants and the compliance with their provisions by the Company will not:

                         (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body where such violation would have a material adverse effect on the business, results of operations, or condition (financial or otherwise) or prospects of the Company (a "Material Adverse Effect");

                         (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected where such default would have a Material Adverse Effect, (B) the Company's Certificate of Incorporation or (C) the Company's Bylaws; or

                         (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, other than as contemplated by this Agreement.

                    (d) Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of Twenty-Five Million (25,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock of the Company (the "Capital Stock"), of which Eleven Million Five Hundred Sixty-Nine Thousand One Hundred Ninety-One (11,569,191) shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued or outstanding. All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the transactions contemplated by this Agreement and as set forth on Schedule 4(d) hereof, (i) there are no warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company that is outstanding, (ii) the Company does not have an obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company and (iii) the Company does not have an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

                    (e) Subsidiaries, etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any association, trust, partnership, joint venture or other non-corporate business enterprise.

                    (f) Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance and sale of the Units. The Company has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis. Based on the representations of the Investors set forth in Section 5 of this Agreement and the conduct of the Company, the offer, sale and issuance of the Units will be in compliance with applicable federal and state securities laws.

                    (g) Brokers. Except for placement agent fees as set forth in
Section 2 hereof, no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or the Investors for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or by any agent of the Company.

                    (h) Transactions with Affiliates. Except as set forth on
Schedule 4(h) hereof, the Company has no agreements or transactions with any officers, directors, stockholders or other affiliates of the Company with respect to the payment of any fees or other amounts (other than salaries, director fees and reimbursements in the ordinary course of business) or the issuance of any equity securities.

                    (i) Absence of Changes. Except as set forth in Schedule 4(i) hereof and the transactions contemplated by this Agreement, since March 31, 2002, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the Capital Stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the Capital Stock of the Company, nor is the Company aware of any prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                    (j) Title. Except as set forth on Schedule 4(j) hereof, the Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations.

                    (k) Proprietary Rights. The Company owns or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights. The Company has not performed an infringement search, nor has it received a legal opinion of any counsel with respect to its patents and patent applications.

                    (l) Litigation. There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

                    (m) Taxes. The Company has filed or has obtained extensions for the filing of all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied.

                    (n) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                    (o) Employee Matters. Neither the Company nor any of its employees is subject to any collective bargaining agreement. No petition for certification or union election is pending with respect to the employees of the Company and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Company. There are no strikes, slowdowns, work stopages or controversies pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and its employees, other than employee grievances arising in the normal course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not a party to any employment contract other than as set forth on Schedule 4(h) hereof.

                    (p) Registration Rights. Except as set forth on Schedule 4(p) hereof, and the transactions contemplated by this Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.

                    (q) Financial Statements. The Company has made available to each Investor its audited balance sheet and statement of operations as of December 31, 2001, and an unaudited balance sheet and statement of operations for the period ending March 31, 2002 (together, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements and on the Disclosure Schedules hereto, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2001, and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

                    (r) Environmental Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                    (s) Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business and the sale of its products, the lack of which could have a Material Adverse Effect on the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any such franchises, permits, licenses or other similar authority.

                    (t) SEC Filings. The Company has timely filed and made available to the Investors true and correct copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission between December 31, 2001 and the date of this Agreement (collectively, the "SEC Reports"). The SEC Reports (i) at the time filed, complied as to form in all material respects with the requirements of applicable securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.


               SECTION 5. Representations and Warranties of the Investors to the Company. Each Investor represents and warrants to the Company as follows:

                    (a) Investment. The Investor is purchasing the Units, and the securities underlying the Units, for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. The Investor understands that the Units, and the securities underlying the Units, have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, such securities shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

               "These securities, AND ANY SHARES OF CAPITAL STOCK OF THE COMPANY THAT MAY BE ACQUIRED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. these SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THESE SECURITIES NOR ANY SHARES OF CAPITAL STOCK OF THE COMPANY THAT MAY BE ACQUIRED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES, MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT AND ANY

               OTHER APPLICABLE STATE SECURITIES LAWS, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. NEITHER THESE SECURITIES NOR ANY SHARES OF CAPITAL STOCK OF THE COMPANY THAT MAY BE ACQUIRED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES, MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED HEREIN AND IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF jUNE 18, 2002 (THE "PURCHASE AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES OR ANY SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. tHE TRANSFERABILITY OF THESE SECURITIES AND ANY SHARES OF CAPITAL STOCK OF THE COMPANY THAT MAY BE ACQUIRED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND TO THE RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY."

Such legend shall be removed when such securities may be sold pursuant to Rule 144(k).

                    (b) Authority. The Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                    (c) Information and Sophistication. The Investor acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding to acquire the Units. The Investor represents that it has had the opportunity to review all documents of the Company as the Investor reasonably requested, upon the execution and delivery by the Investor of a confidentiality agreement with respect to such documents. The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Investor. The Investor further represents that its has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

                    (d) Status as an Accredited Investor. The Investor is an "Accredited Investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, by virtue of the following (please check all that apply):

                         (i) ____ A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds One Million Dollars ($1,000,000).

                         (ii) ____ A natural person whose individual income was in excess of Two Hundred Thousand Dollars ($200,000), or whose joint income with his or her spouse was in excess of Three Hundred Thousand Dollars ($300,000), each of the two (2) most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

                         (iii) ____ A bank, insurance company, registered investment company, business development company, small business investment company, or employee benefit plan.

                         (iv) ____ A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

                         (v) ____ A private business development company.

                         (vi) ____ An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of Five Million Dollars ($5,000,000).

                         (vii) ____ A corporation, Massachusetts or similar business trust, or partnership with assets in excess of Five Million Dollars ($5,000,000).

                         (viii) ____ A trust with assets in excess of Five Million Dollars ($5,000,000).

                         (ix) ____ A director or an executive officer of the Company.

                         (x) ____ An entity in which all of the equity owners are accredited investors.

                         (xi) ____ A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more of items (i)-(x), above. Also check the item(s) [(i)-(x)] that applies.

The Company reserves the right to request additional information from the Investor to verify the information represented by the Investor herein.

                    (e) Ability to Bear Economic Risk. The Investor acknowledges that investment in the Units, and in the securities underlying the Units, involves a high degree of risk and represents that it is able, without materially impairing its financial condition, to hold the Units, and the securities underlying the Units, for an indefinite period of time and to suffer a complete loss of its investment.

                    (f) Stop Transfer Order. The Investor acknowledges that the Company may place a stop transfer order with its registrar and stock transfer agent, if any, covering all certificates representing the Units, and any securities underlying the Units.

                    (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Units, or the securities underlying the Units, unless and until:

                         (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                         (ii) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

                         (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a stockholder or partner (or retired partner) of the Investor, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

               SECTION 6. Registration Rights.


                    6.1 Initial registration rights. The Company shall file a registration statement on Form S-3 (the "Registration Statement") covering the Warrants, the Conversion Shares, the shares of Common Stock underlying the Agent Warrants (the "Agent Warrant Shares"), and the shares of Common Stock underlying the Advisory Warrant (the "Advisory Warrant Shares") within three (3) months after the Initial Closing. In addition, the Company shall use its best efforts to cause the Registration Statement to become effective within three (3) months after such filing. For the purposes of this Article 6, the Warrant Shares, Conversion Shares, the Agent Warrant Shares and the Advisory Warrant Shares shall be referred to as the "Registrable Securities."

                    6.2 Piggyback registration rights.

                    (a) At any time that the Company proposes to file a Company registration statement (a "Company Registration Statement"), either for its own account or for the account of a shareholder or shareholders, covering the disposition of securities of the Company, the Company shall give the Investors written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Registration. Each Investor may request inclusion of any or all of such Investor's Registrable Securities in such Company Registration by delivering to the Company, within ten
(10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Registrable Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters or otherwise under such Company Registration Statement; provided that no Investor will be required to make any representation other than as to title to its Registrable Securities or will be required to give any indemnity substantially more unfavorable to such Investor than is given herein or in each case as may reasonably be required by the underwriter pursuant to applicable law. The Company shall use its best efforts to cause all Registrable Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent required to permit the sale by the Investors of such Registrable Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Investor of Registrable Securities and, thereupon:

                         (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay any expenses in connection therewith), and

                         (ii) in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                  (d) The Company's obligation to include Registrable Securities in a Company Registration Statement pursuant to Section 6.2(a) shall be subject to the following limitations:

                         (i) the Company shall not be required to include any Registrable Securities in the Company Registration Statement filed in connection with an initial public offering having gross proceeds in excess of Ten Million Dollars ($10,000,000); provided that no securities are included in such Registration Statement for the account of any other security holders.

                         (ii) The Company shall not be obligated to include any Registrable Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                         (iii) If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined in the following priority:

                              (A) first, the securities proposed by the Company
               to be sold for its own account,

                              (B) second, any Registrable Securities requested
               to be included in such offering pro rata among the Investors thereof requesting such Registration on the basis of the number of shares of Registrable Securities requested to be included by such Investors.

               SECTION 7. Lock-Up. On or before the Initial Closing, the Company shall cause each of its executive officers, directors and each of the individuals and entities set forth on Schedule 7 hereof, to agree that, until the Warrant Shares are fully registered and freely tradable pursuant to Section 6 hereof (the "Lock-Up Period"), such executive officers, directors and controlling persons will not directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it.

               SECTION 8. Conditions to Closing.

                    8.1 Conditions of the Investors' Obligations at the Initial Closing. The obligations of each Investor to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless otherwise waived:

                    (a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

                    (b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

                    (c) Compliance Certificate. The President of the Company shall deliver to the Investors at the Initial Closing a Compliance Certificate certifying that the conditions specified in Sections 8.1(a) and (b) have been fulfilled.

                    (d) Consents; Qualifications. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units shall be obtained and effective as of the Initial Closing.

                    (e) Opinion of Company CounselThe Investors shall have received from Reid and Riege, P.C., counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit E annexed hereto.

                    (f) Reservation of Conversion Shares and Warrant Shares. The Conversion Shares and the Warrant Shares shall gave been duly authorized and reserved for issuance upon conversion of the Notes or exercise or the Warrants, as applicable.

                    (g) No Outstanding Debt. Except as may be set forth in the disclosure schedules hereto, the Company shall have no outstanding debt, other than (i) as set forth in the Company's Form 10-K for the period ending December 31, 2001 and the Company's Form 10-Q for the period ending March 31, 2002, and
(ii) the Company's accounts payable, trade payable and capital lease obligations incurred in the ordinary course of business.

                    (h) No Material Adverse Changes. There have been no material adverse changes, in the sole discretion of the Investors, in the operations or financial situation of the Company or in the capital stock markets in general.

                    (i) Due Diligence. The Investors shall, in their sole discretion, have completed their legal, intellectual property and financial due diligence and the results of such due diligence shall, in the sole discretion of the Investors, be acceptable to the Investors and their legal counsel.

                    8.2 Conditions of the Investors' Obligations at the Outside Closing. The obligations of each Investor to the Company under this Agreement are subject to the fulfillment, on or before the Outside Closing, of each of the following conditions, unless otherwise waived:

                    (a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects on and as of the Outside Closing with the same effect as though such representations and warranties had been made on and as of the date of the Outside Closing.

                    (b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Outside Closing.

                    (c) Compliance Certificate. The President of the Company shall deliver to the Investors at the Outside Closing a Compliance Certificate certifying that the conditions specified in Sections 8.2(a) and (b) have been fulfilled.

                    (d) Opinion of Company CounselThe Investors shall have received from Reid and Riege, P.C., counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit E annexed hereto.

                    8.3 Conditions to the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

                    (a) Representations and Warranties. The representations and warranties of each Investor contained in Section 5 hereof shall be true and correct in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the applicable Closing.

                    (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to the applicable Closing shall have been performed or complied with in all material respects.

               SECTION 9. Covenants of the Company.

                    9.1 Affirmative and Negative Covenants. So long as the Notes remain outstanding, unpaid or unconverted, the Company covenants and agrees that, without the prior written consent of at least a majority-in-interest of the Investors:

                    (a) it will not grant, suffer or permit any lien or security interest to be placed upon or against the assets of the Company, except as provided in Section 1.2(c) above;

                    (b) it will not merge into or enter into any corporate combination with any entity, or sell, assign or convey all or any of its patents, patent applications, Intellectual Property or proprietary technology;

                    (c) it will not sell or issue any of its capital stock resulting in a majority of the voting power of all classes of its capital stock to be with any person or group, as defined in Section 13d(3) under the General Rules and regulations under the Exchange Act; and

                    (d) it will not:

                         (i) incur any obligation for borrowed money in excess of One Hundred Thousand Dollars ($100,000);

                         (ii) enter into one or more capital equipment leases in the aggregate amount of One Hundred Thousand Dollars ($100,000); or

                         (iii) make any loan or advance to any officer, director or employee of or consultant to the Company.

                    (e) it will utilize the net proceeds from the sale of the Units first to satisfy its obligation to Commonwealth of a fee equal of not more than eight percent (8%) of the gross proceeds of the Private Placement, plus actual out-of-pocket expenses incurred by Commonwealth in connection with the private Placement, including, without limitation, the reasonable fees and disbursements of Commonwealth's counsel, and due diligence expenses.

                    (f) So long as the Notes remain outstanding, unpaid or unconverted, the Company shall deliver to the Investors, at the end of each calendar quarter, a summary report in reasonable detail, setting forth the expenditure of all cash during the preceding calendar quarter. Such report shall be accompanied by a condensed unaudited financial statement of the Company. The first such report shall be due within fifteen (15) days after the end of the first calendar quarter which ends after the Initial Closing. Each subsequent report shall be due within fifteen (15) days after the end of each subsequent calendar quarter.

               SECTION 10. Miscellaneous.

                    (a) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Investors and the permitted successors and assigns of the

Investors and the permitted successors and assigns of the Company.

                    (b) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto, which are merged herewith and integrated herewith. No representations or warranties are made other than as specifically provided herein, and any and all representations and warranties not specifically contained herein are disclaimed.

                    (c) Amendments. The terms and provisions of this Agreement may be amended, modified or waived in accordance with Section 8 of the Security Agreement by and among the Company, the Investors and ComVest as administrative agent for the Investors, dated as of even date herewith. The terms of this Agreement may be amended, modified or waived only in writing and only if signed by the Company and ComVest as administrative agent for the Investors, in accordance with the preceding sentence.

                    (d) Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of two (2) years from the Initial Closing; provided, however, that all representations and warranties contained in Sections 4(b), 4(d), 4(j), 4(k) and 4(m) shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby in perpetuity.

                    (e) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                    If to the Company, at 129 Reservoir Road, Vernon, Connecticut 06066, Attn: President, Facsimile No. (860) 870-6118, with a copy to: Reid and Riege, P.C., at One State Street, Hartford, Connecticut 06103, Attn: Craig L. Sylvester, Esq., Facsimile No. (860) 240-1002, or at such other address or addresses as may have been furnished in writing by the Company to the Investor; or

                    If to the Investors, at the address as set forth on Schedule A annexed hereto and made a part hereof, or at such other address or addresses as may have been furnished to the Company in writing by the Investors.

Notices provided in accordance with this Section 10(e) shall be deemed delivered upon personal delivery, one (1) business day after being sent via a reputable nationwide overnight courier service, or two business days after deposit in the mail.

                    (f) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

                    (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly therein, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action on proceeding each of the Company and the Investor and any assignee of the Investors submit to the personal jurisdiction of the State of New York.

                    (h) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                    (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              [the remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                      COMPANY:

                                      BIO-PLEXUS , INC.


                                      By: /s/ John S. Metz
                                          ------------------
                                          Name:  John S. Metz
                                          Title:    President

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      ADMINISTRATIVE AGENT:

                                      COMVEST VENTURE PARTNERS, L.P.

                                      By:  /s/ Joe Wynne
                                           -----------------------------------
                                           Name:    Joe Wynne
                                           Title:   Chief Financial Officer

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------


                                           /s/ Robert Priddy
                                           ---------------------------
                                           Name: Robert Priddy
                                           ---------------------
                                           (print)
                                           SS Number:        ---------
                                           Address:          ---------
                                                                     ---------
                                           Telephone Number: ---------

                                           Copy of Notices to:

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                           INVESTORS:

                                      If an entity:     RMC Capital, LLC
                                      ------------

                                           By:      /s/ Michael Acks
                                           Name: Michael Acks
                                           Title:   President
                                           ID Number: 58-2391586
                                           Address:   40 Powers Ferry, Suite 125
                                                      Marietta, Georgia 30067

                                           Telephone Number: -------------------

cv                                         Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                           If an individual:
                                           ----------------


                                           -------------------------------

                                           Name: ________________________
                                                (print)
                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________

                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ Noam Gottesman
                                           -------------------------------------
                                           Name: Noam Gottesman
                                                 -----------------------------
                                                (print)

                                           /s/ Geraldine Gottesman
                                           -----------------------------------
                                           Name: Geraldine Gottesman
                                                 -----------------------------
                                                 (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:  Carol R. Hill Spousal Trust
                                      -----------

                                      By:  /s/ Aron David
                                           --------------
                                           Name: Aron David
                                                 ----------
                                           Title: Trustee
                                                  -------
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________


                                           If an individual:
                                           ----------------


                                           -------------------------------

                                           Name: ________________________
                                                (print)
                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________

                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:    Harvard Investments, Inc.
                                      ------------

                                      By:   /s/ Craig L. Krumwiede
                                      Name: Craig L. Krumwiede
                                      Title:President
                                      ID Number:86-0448708
                                      Address: 600 E. Doubletree Ranch Rd., #220
                                               Scottsdale, AZ 85258

                                      Telephone Number:

                                      Copy of Notices to:     __________________
                                                              __________________
                                                              __________________
                                                              __________________


                                           If an individual:
                                           ----------------


                                           -------------------------------

                                           Name: ________________________
                                                (print)
                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________

                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ Douglas Levine
                                           -------------------------------------
                                           Name: Douglas Levine
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ Scott Tepper
                                           -------------------------------------
                                           Name: Scott Tepper
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ Brian J. Herrman
                                           -------------------------------------
                                           Name: Brian J. Herrman
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ John S. Metz
                                           -------------------------------------
                                           Name: John S. Metz
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:     RFJM Partners, LLC
                                      ------------

                                      By:  /s/ Jeffrey Markowitz
                                      Name: Jeffrey Markowitz
                                      Title:   Managing Member
                                      ID Number: 13-4171140
                                      Address:      900 Third Avenue, Ste 201
                                                    New York, NY 10022

                                      Telephone Number:
                                                        --------------

                                            Copy of Notices to:_________________
                                                              __________________
                                                              __________________
                                                              __________________


                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:
                                      ------------

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           ID Number:___________________________
                                           Address:_____________________________
                                           Telephone Number:____________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           /s/ Daniel S. Och
                                           -------------------------------------
                                           Name: Daniel S. Och
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                    INVESTORS:

                                    If an entity:Chesed Congregations of America
                                    ------------

                                      By:  /s/ Jacob Safier
                                      Name: Jacob Safier
                                      Title: President
                                      ID Number:___________________________
                                      Address:_____________________________
                                      Telephone Number:____________________

                                      Copy of Notices to:     __________________
                                                              __________________
                                                              __________________
                                                              __________________

                                      If an individual:
                                      ----------------

                                           -------------------------------------
                                           Name:
                                                 -----------------------------
                                                (print)

                                           SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:     Shea Ventures, LLC
                                      ------------

                                      By:  /s/ Edmund H. Shea, Jr.
                                      Name:Edmund H. Shea, Jr.
                                      Title: Manager
                                      ID Number: 95-4735343
                                      Address:   655 Brea Canyon Road
                                                 Walnut, CA  91789

                                      Telephone Number:
                                                        --------------

                                            Copy of Notices to:_________________
                                                              __________________
                                                              __________________
                                                              __________________


                                      SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                                      INVESTORS:

                                      If an entity:     Lay Ventures, L.P.
                                      ------------

                                      By:    /s/ B. Allen Lay
                                      Name:  B. Allen Lay
                                      Title: General Partner
                                      ID Number: 95-04560140
                                      Address:  19 Caballeros Road
                                                Rolling Hills, CA  90274

                                      Telephone Number:
                                                        --------------

                                      Copy of Notices to:B. Allen Lay
                                                        19 Caballeros Road
                                                        Rolling Hills, CA  90274


                                      SS Number:        ___________________
                                           Address:          ___________________
                                                             ___________________
                                           Telephone Number: ___________________

                                           Copy of Notices to:__________________
                                                              __________________
                                                              __________________
                                                              __________________

                                   SCHEDULE A




Name of Investor               Number of Units          Principal Amount of Note           Number of Warrants

ComVest Venture Partners, L.P.  10.6                    $1,060,000                         530,000
Robert Priddy                   3.33                    $333,333                           166,667
RMC Capital LLC                 3.33                    $333,333                           166,667
Noam and Geraldine Gottesman    1                       $100,000                           50,000
Aaron David Trust TTEE Carol    1                       $100,000                           50,000
R. Hill Spousal Trust
Harvard Investments, Inc.       .33                     $33,333                            16,667
Douglas Levine                  .33                     $33,333                            16,667
Scott Tepper                    .16                     $16,667                            8,333
Brian Herrman                   .033                    $3,333                             1,667
John Metz                       .16                     $16,667                            8,333
RFJM Partners, LLC              .70                     $70,000                            35,000
Daniel Och                      1                       $100,000                           50,000
Chesed Congregations of         1                       $100,000                           50,000
America
Shea Ventures LLC               1.83                    $183,333                           91,667
Lay Ventures, LP                .16                     $16,667                            8,333
TOTALS                          25                      $2,513,333                         1,250,000



                                    EXHIBIT A

                                  FORM OF NOTE

              SEE EXHIBIT 3 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D,
                        FILED BY COMVEST ON JUNE 28, 2002

                                    EXHIBIT B

                                 FORM OF WARRANT

              SEE EXHIBIT 4 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D,
                        FILED BY COMVEST ON JUNE 28, 2002

                                    EXHIBIT C

                               SECURITY AGREEMENT

              SEE EXHIBIT 5 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D,
                        FILED BY COMVEST ON JUNE 28, 2002

                                    EXHIBIT D

                               MORTGAGE AGREEMENT

              SEE EXHIBIT 6 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D,
                        FILED BY COMVEST ON JUNE 28, 2002

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

                          EXECUTED COPY ON FILE AT THE
                     PRINCIPAL EXECUTIVE OFFICES OF COMVEST